U. S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MAJESTIC OIL & GAS INC.
            ---------------------------------------------------------
                 (Name of small business issuer in its charter)

                                   20-3955577
                                -----------------
                     (I.R.S. employer identification number)


P.O Box 488 Cut Bank, Montana                                           59427
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)


                      SEC File Number: File No. 333-127813

Registrant's telephone number, including area code: Tel: 406-873-5580

                            Legal Services Agreement
                            -------------------------
                            (Full title of the plans)

================================================================================
                         CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed
   Title of                           maximum     Maximum
  securities                         offering     Aggregate     Amount of
     to be         Amount to be        price      offering     registration
  registered        Registered       per unit       price          fee
--------------------------------------------------------------------------------
Common stock,
par shares
value, $0.001
per share              250,000         $0.10       $25,000         $2.68
--------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the price per share in Majestic's registration statement filed on Form SB-2 and declared effective on June 23, 2006.

                                     PART I

              Information Required in the Section 10(a) Prospectus

Not Applicable

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not Applicable

                                     PART II

               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by MAJESTIC OIL & GAS INC. (the Company"), are incorporated herein by reference:

      (a) The Company's Form SB-2 and declared effective on June 23, 2006 containing Financial Statements as of December 31, 2005, and the results of operations and cash flows for the years ended December 31, 2005 and 2004, and the period from inception (April 16, 2002) to December 31, 2005 and for the three months ended March 31, 2006.

      (b) The Company's Form 10-QSB filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the period ending June 30, 2006;

      (c) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

P.O Box 488 Cut Bank, Montana                                          59427
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip code)

Tel: 406-873-5580


ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida. Michael T. Williams, principal of Williams Law Group, P.A., owns or has agreements to own 500,000 shares of our common stock, of which 250,000 shares are currently owned and 250,000 shares are being issued under this registration statement for legal services to assist in preparing required 10-KSB and 10-QSB reports for the first year following the effective date of the SB-2 registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although permitted by Section 78.752 of the Nevada Revised Statutes, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

In addition,  Section 78.751 of the Nevada Revised Statutes provides as follows:
78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

      4.1   - Legal Services Agreement

      5.1   - Opinion of the Law Offices of Williams Law Group, P.A.

      23.1 - Consent of the Law Offices of Williams Law Group, P.A. (included in Exhibit 5.1)

      23.2  - Consent of Eide Bailly LLP.

ITEM 9. UNDERTAKINGS.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Cut Bank, State of Montana on October 27, 2006.
       Majestic Oil & Gas, Inc.

By: /s/ Patrick M. Montalban
    ------------------------------
    Name:  Patrick M. Montalban
    Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Title                           Name                        Date            Signature
----------------------------    --------------------        ----------      ------------------------
Principal Executive Officer     Patrick M. Montalban        10-27-2006      /s/ Patrick M. Montalban
Principal Accounting Officer    Patrick M. Montalban        10-27-2006      /s/ Patrick M. Montalban
Principal Financial Officer     Patrick M. Montalban        10-27-2006      /s/ Patrick M. Montalban

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                    NAME                     TITLE          DATE
------------------------     ---------------------    --------       ----------
/s/ Patrick M. Montalban     Patrick M. Montalban     Director       10-27-2006
/s/ Dan Mitchell             Dan Mitchell             Director       10-27-2006